Exhibit 99.1

MicroVision Outlines 2011 Strategy and Announces Preliminary 2010 Results

REDMOND, Wash.--(BUSINESS WIRE)--February 15, 2011--MicroVision, Inc. (NASDAQ: MVIS), a leader in innovative ultra-miniature projection display technology, today announced key elements of its 2011 business strategy and preliminary 2010 operating and financial results.

2011 Strategy

“A revolution in mobile display is coming: a PicoP® display technology based on a direct green laser that should address the critical needs of both the mobility and automotive markets,” stated Alexander Tokman, president and CEO. “Recent progress by global suppliers in the development of native or `direct' green lasers and our engagement with Pioneer Corporation put us on an accelerated path to commercialize a next-generation PicoP display solution in 2012. These developments have allowed us to simplify operations and devote key personnel to advance this important goal.”

The highlights of MicroVision’s 2011 strategy include:

  Concentrating resources and working with industry-leading partners to advance the commercialization of the direct green laser PicoP® display engine. The company has already engaged Pioneer Corporation and is in advanced discussions with other development partners to facilitate its go-to-market plan for a direct green PicoP engine.
  Sell existing innovative products based on the synthetic green laser to (a) continue to build market awareness, (b) drive new use models for the PicoP display technology, and (c) increase OEMs and mobile operators experience with PicoP embedded solutions.
  Simplify operations and reduce 2011 cash requirements by 40%.

The green laser is a key component of the company’s PicoP display technology. The current PicoP engine uses an expensive synthetic green laser which has limited the adoption of the PicoP engine for high volume applications. Several companies have recently announced their plans to commercialize direct green lasers between late-2011 and mid-2012. Direct green lasers are simpler components and are expected to offer significant advantages in price, size, power, and performance making them superior to synthetic green lasers for MicroVision’s mobile display solutions.

Commercialize Direct Green PicoP Display Engine

Built on the direct green laser technology, the next generation PicoP display engine is expected to provide a high performance, low cost embedded solution for OEM partners serving the mobile consumer and automotive markets. The company plans to work with industry-leading development partners, including Pioneer, to facilitate commercialization of the direct green PicoP engine. Business and development alliances are expected to allow the company to concentrate more of its resources on technology and applications innovation. Pioneer has been working with MicroVision under one such arrangement to develop and manufacture display engine subsystems for consumer and in-vehicle head-up displays (HUDs). Pioneer has announced plans to introduce an aftermarket HUD product based on the direct green PicoP engine in the first half of 2012.

Sell innovative products

In 2011 the company will continue selling the award-winning SHOWWX+™ laser pico projector introduced in November 2010. As more devices and applications are designed with video-out capabilities, pico projection display products become a natural part of the mobile ecosystem. MicroVision has continued to evolve its sales and marketing strategy in response to a dynamic market landscape. The company plans to augment the SHOWWX™ product line with additional connectivity features, accessories and applications to address a larger serviceable market and enhance the end-user experience.

Simplify Operations

MicroVision anticipates lowering its cash used in operations for 2011 by approximately 40% on an expected moderate increase in revenue through a combination of:

  Sharing development and commercialization costs of the direct green PicoP engine with its development partners.
  Limiting investment in the synthetic green PicoP platform.
  Moving future product development, beyond SHOWWX+, to original design manufacturers.
  Restructuring of inventory cycles with major suppliers.
  Reducing additional operating costs through a recently completed workforce reduction and other measures.

Operating and Financial Results

Recent notable operating achievements include:

  Unveiled SHOWWX+™, the second-generation of the award-winning laser pico projector which boasts a fifty-percent increase in brightness compared to the SHOWWX™ Classic and offers connectivity to today’s popular mobile devices.
  Completed a joint development agreement and memorandum of understanding with Pioneer Corporation.
  Integrated early samples of direct green lasers from three leading manufacturers into pico projector prototypes and demonstrated two of these at CES.
  Introduced and delivered the PicoP® display engine to multiple OEMs for enabling embedded future device design wins.
  Purchased a significant patent portfolio from Motorola, Inc. that enhances the company's existing highly rated intellectual property portfolio.
  Showcased the advantages of the PicoP® technology at the Consumer Electronics Show 2011 by demonstrating an innovative mini-tablet prototype with embedded pico projector and the SHOWWX+ laser pico projector paired with iOS4 gaming applications.

2010 Preliminary Financial Results (Unaudited):

The company expects the following financial results for the quarter and year ended December 31, 2010, compared to the same periods one year ago.

  Revenue of $683,000, compared to $971,000 for the same quarter and $4.7 million, compared to $3.8 million for the prior year.
  Operating loss of between $15.3 million and $15.8 million, compared to $11.3 million for the same quarter and between $48.3 million and $48.8 million, compared to $39.2 million for the prior year. The operating loss for the quarter includes inventory adjustments of approximately $5.7 million. The adjustments are a result of lower prices for the SHOWWX and SHOWWX+ and obsolescence caused by the transition to SHOWWX+.
  Net loss of between $15.3 million and $15.8 million, or between $0.16 and $0.17 per share, compared to $8.7 million, or $0.11 per share for the same quarter and $47.4 million and $47.9 million, or between $0.52 and $0.53 per share, compared to $39.5 million, or $0.54 per share for the prior year.
  Backlog of $13.7 million as of December 31, 2010, which includes $11.9 million from an OEM for the embedded PicoP display engine.
  Cash and cash equivalents of $19.4 million as of year end, which includes $9.9 million in cash raised during the fourth quarter through a previously announced equity financing facility.

Conference Call

The company will host a conference call today to discuss its 2011 business strategy, preliminary results for 2010, and current business operations at 8:30 a.m. ET / 5:30 a.m. PT. Participants may join the conference call by dialing (866) 730-5769 (for U.S. participants) or (857) 350-1593 (for international participants) ten minutes prior to the start of the call. The conference call pass code number is 88376065. The call will also be broadcast over the Internet and can be accessed from the company's web site at www.microvision.com/investors. The webcast and information needed to access the telephone replay will be available through the same link approximately one hour after the conference call concludes.

About MicroVision

MicroVision provides the PicoP® display technology platform designed to enable next-generation display and imaging products for pico projectors, vehicle displays and wearable displays that interface with mobile devices. The company’s projection display engine uses highly efficient laser light sources which can create vivid images with high contrast and brightness. For more information, visit us on:

Our company website: www.microvision.com
Our corporate blog: www.microvision.com/displayground
Twitter: www.twitter.com/microvision
Facebook: www.facebook.com/MicrovisionInc
YouTube: www.youtube.com/mvisvideo

MicroVision, SHOWWX, SHOWWX+ and PicoP are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to future product development and commercial contracting, operating results, and product commercialization, which includes the risk that no definitive agreements result from the memorandum of understanding, and those using words such as “expects”, “intends”, “plans”, “should”, “would”, “will” and “believe” are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: our ability to raise additional capital when needed; our or our customers failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company's SEC reports, including the company's Annual Report on Form 10-K filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

CONTACT:
MicroVision, Inc.
Tiffany Bradford, 425-882-6629 (investors)
Callie Snyder (Edelman), 503-997-3440 (media/PR)